                                                                      EXHIBIT 20


                  VOLKSWAGEN CREDIT AUTO MASTER TRUST 1996-1

-------------------------------------------------------------------------------

                 Distribution Date Statement: October 15, 1996



a. Aggregate Amount of Collections                   $199,622,598.43
   Aggregate Amount of Interest
   Collections                                       $  2,975,139.21
   Aggregate Amount of Principal
   Collections                                       $196,552,709.10
   Investment Proceeds                               $     94,750.12

b. Series Allocation Percentage                               100.00%
   Floating Allocation Percentage                              93.67%
   Fixed Allocation Percentage                                    N/A

c. Total Amount Distributed on                       $  1,769,971.88
   Series 1996-1

d. Amount of Such Distribution                       $          0.00
   Allocable to Principal on 1996-1

e. Amount of Such Distribution                       $  1,769,971.88
   Allocable to Interest on 1996-1

f. Investor Default Amount                           $          0.00

g. Draw Amount                                       $          0.00

h. Investor Charge Offs                              $          0.00
   Amounts of Reimbursements                         $          0.00

i. Monthly Servicing Fee                                        1.00%

j. Expected Controlled                               $          0.00
   Distribution Amount

k. Invested Amount                                   $302,783,365.01

l. Pool Factor                                                100.00%

m. Available Subordinated Amount                     $ 57,617,132.30

n. Reserve Fund Balance                              $  1,875,000.00

o. Principal Funding Account
   Balance                                           $          0.00
   Yield Supplement Account Balance                  $  1,875,000.00

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

TRANSACTION SUMMARY                                             PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
---------------------------                                     --------------------------------------------------

                                      From     To         Days
                                      ----     --         ----
Current Interest Period              9/15/96   10/14/96    30  Net losses as a % of Avg. Receivables Balance (annualized)


Series Allocation                     100.00%                  PORTFOLIO AND DEALERSHIP STATISTICS
 Percentage                                                    -----------------------------------

Initial Principal Balance    $375,000,000.00                   Used Vehicle Receivables' Balance                   $ 28,920,049.59
Outstanding Principal                                          Used Vehicle Percentage                                      7.764%
 Balance                     $375,000,000.00
Principal Balance of                                           Used Vehicle Percentage During Last Collection               7.010%
 Receivables for                                               Period
 Determination Date          $367,435,053.46
Amount Invested in                                             Early Amortization Event?                               NO
 Receivables on Series
 Issuance Date               $375,000,000.00
Initial Invested Amount      $302,783,365.01                   Largest Dealer or Dealer Affiliation Balance        $ 17,116,686.02
Invested Amount at the                                         Largest Dealer Percentage                                    4.275%
 Beginning of Period         $375,000,000.00
Invested Amount              $302,783,365.01
Required Subordinated                                          Aggregate Principal Amount of Receivables of
 Amount                      $ 57,617,132.30                   Dealers over 2%                                     $ 15,461,160.88
Excess Funded Amount         $ 72,216,634.99                   Aggregate % Principal Amount of Receivables of
                                                               Dealers over 2%                                              4.151%

Available Subordinated
 Amount (previous period)    $ 63,719,059.01
Inremental Subordinated                                        SUMMARY OF COLLECTIONS
 Amount (previous period)    $ 19,389,246.28                   ----------------------

                                                               Aggregate Amount of Collections                     $199,622,598.43
RESERVE FUND AND YIELD                                         Aggregate Amount of Interest Collections            $  2,975,139.21
 SUPPLEMENT ACCOUNT
----------------------
                                                               Investment Proceeds                                 $     94,750.12
Yield Supplement Account                                       Aggregate Amount of Principal Collections           $196,552,709.10
 Initial Deposit             $  1,875,000.00                   Asset Receivables Rate                                       7.267%
Yield Supplement Account                                       Use Asset Receivables Rate?                             NO
 Beginning Balance           $  1,875,000.00                   Carryover Amount (this Distribution Date)                       N/A
Yield Supplement Account                                       Total Carryover Amount                                          N/A
 Required Amount             $  1,875,000.00

Reserve Fund Initial
 Deposit                     $  1,875,000.00
Reserve Fund Required
 Amount                      $  1,875,000.00
Reserve Fund Beginning                                         PAYMENT RATE INFORMATION
 Balance                     $  1,875,000.00                   ------------------------

Outstanding Carryover                                          Monthly Payment Rate                                         50.86%
 Amount - Beginning Balance  $          0.00
Yield Supplement Account                                       Previous Collection Period Monthly Payment Rate              42.10%
 Draw Amount                 $          0.00
Outstanding Carryover                                          Monthly Payment Rate 3 months ago                            51.50%
 Amount - Ending Balance     $          0.00
Yield Supplement Account                                       3-month Average Payment Rate                                 48.15%
 Balance - Ending Balance    $  1,875,000.00
Yield Supplement Account                                       12-month Minimum Payment Rate                                42.10%
 Required Deposit Amount     $          0.00
                                                               Early Amortization Event?                               NO
Reserve Fund Draw Amount     $          0.00
Reserve Fund Ending Balance  $  1,875,000.00                   ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Reserve Fund Required                                          ---------------------------------------------
 Deposit Amount              $          0.00
                                                               Extend Revolving Period?                                YES
1-month LIBOR Rate                                             Last Day of Revolving Period                                    N/A
 (annualized)                      5.5039100%
Certificate Coupon                                             Invested Amount as of Last Day of Revolving
 (annualized)                      5.6639100%                  Period                                                          N/A
Prime Rate (annualized)            8.2500000%                  Accumulation Period Length (months)                             N/A
Servicing Fee Rate                                             First Accumulation Date                            TO BE DETERMINED
 (annualized)                          1.000%
Excess Spread                      1.9660900%                  Expected Final Payment Date                                     N/A
                                                               Required Participation Percentage                             4.00%

TRUST PRINCIPAL RECEIVABLES                                    Principal Funding Account Balance                     $        0.00
---------------------------
                                                               Principal Payment Amount                              $        0.00
Pool Balance at the                                            Controlled Deposit Amount                             $        0.00
 Beginning of Period         $400,359,781.88
Pool Balance at the Ending
 of Period                   $372,511,831.91
Average Aggregate                                              TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
 Principal Balance           $386,435,806.90                   -----------------------------------------

Aggregate Principal                                            CERTIFICATEHOLDERS
 Collections                 $196,552,709.10                   -----------------------------------------
New Principal Receivables    $158,606,935.72                   i.    Monthly Interest Distribution                   $1,769,971.88
Receivables Added for                                          ii.   Monthly Servicing Fee Distribution              $  252,319.47
 Additional Accounts         $ 10,097,823.41
Investor Default Amount      $          0.00                   iii.  Reserve Fund Deposit Amount Distribution        $        0.00
Net Losses                   $          0.00                   iv.   Investor Default Amount Distribution            $        0.00
Monthly Interest Accrued,                                      v.    Outstanding Carryover Amount Distribution       $        0.00
 but not Paid                $          0.00
Ineligible Receivables       $          0.00                   vi. Yield Supplement Account Deposit Amount           $        0.00
                                                               Distribution
Ineligible Receivables in                                                                                            -------------
 Prior Collection Period     $          0.00                   Excess Servicing                                      $  764,395.17
Defaulted Receivables in
 Ineligible and Overconc.                                      Excess Servicing (Previous Period)                    $  907,593.64
 Accounts                    $          0.00
                                                               DEFICIENCY AMOUNT
                                                               -----------------
MISCELLANEOUS DATA
-------------------                                            Deficiency Amount                                     $        0.0
                                                               Draw Amount                                           $        0.0
Recoveries on Receivables
 Written Off                 $          0.00
Spread Over Prime for
 Portfolio                              0.38%
Weighted Average Interest
 Rate                                   8.63%
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VW CREDIT, INC. -- SERVICER                                             PAGE 2
14-OCT-96
              VOLKSWAGEN CREDIT AUTO  MASTER TRUST, SERIES 1996-1

                                    SUMMARY
                                    -------

                             COLLECTIONS               ACCRUAL         DISTRIBUTION
                             -----------               -------         ------------
From:                          15-Sep-96
To:                            14-Oct-96
Days:                                 29

LIBOR RATE                     5.5039100%
(1 month)

SERIES #                          1   Active
VCI                              N/A
RATING:



              TRUST AND SERIES ALLOCATIONS - BEGINNING  OF PERIOD
              ---------------------------------------------------

                            SERIES                                        EXCESS        REQUIRED        REQUIRED        OUTSTANDING
SERIES    SERIES            ALLOCATION   INVESTED       SUBORDINATED      FUNDED        PARTICIPATION   PARTICIPATION   CERTIFICATE
NUMBER    NAME              PERCENTAGE   AMOUNT         AMOUNT            AMOUNT        PERCENTAGE      AMOUNT          BALANCE
------    ------            ----------   --------       ------------      ------        -------------   -------------   ------------


          Trust                      $302,783,365.01  $57,617,132.30   $72,216,634.99     N/A        $12,111,334.60
        1 Series 1996-1     100.00%  $302,783,365.01  $57,617,132.30   $72,216,634.99    4.00%       $12,111,334.60  $375,000,000.00



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
VW CREDIT, INC. -- SERVICER                                                                                                   PAGE 3

14-OCT-96
                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                       SERVICING CERTIFICATE
                                                       ---------------------



INITIAL AMOUNTS                                                         EXCESS SPREAD CALCULATION
---------------                                                         -------------------------

Initial Invested Amount       $302,783,365.01                     Weighted Average Rate Charged to Dealers             8.63%
Invested Amount               $302,783,365.01                     LIBOR                                                5.50%
Controlled Accumulation
 Amount                       $          0.00                     Certificate Rate (LIBOR+16 b.p.)                     5.66%
Required Subordinated
 Amount                       $ 57,617,132.30                     Servicing Fee Rate                                   1.00%
Annualized Servicing Fee
 Rate                                    1.00%                    Investor Net Losses                                  0.00%
                                                                                                                       ----
First Controlled
 Accumulation Date           TO BE DETERMINED                     Excess Spread                                        1.97%
Accumulation Period Length
 (months)                          N/A
Expected Final Payment Date        N/A
Initial Settlement Date              28-Mar-96
Required Participation
 Percentage                              4.00%
Subordinated Percentage                 14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                    REQUIRED          EXCESS
                              SERIES 1996-1     INVESTED          SUBORDINATED        FUNDING
PRINCIPAL RECEIVABLES             TOTAL         AMOUNT               AMOUNT           AMOUNT
---------------------             -----         ------               ------           ------

Series Allocation
 Percentage                   100.00%
Beginning Balance             $302,783,365.01   $375,000,000.00   $57,617,132.30        $72,216,634.99
  Floating Allocation
   Percentage                  93.67%              93.67%
  Fixed Allocation
   Percentage                   N/A

Principal Collections         $196,552,709.10   $196,552,709.10       N.A.             N.A.
New Principal Receivables     $158,606,935.72   $158,606,935.72       N.A.             N.A.
Principal Default Amounts               $0.00   $          0.00       N.A.             N.A.
Receivables Added for
 Additional Accounts                    $0.00   $ 10,097,823.41       N.A.             N.A.
Controlled Deposit Amount               $0.00               N/A       N.A.             N.A.
Principal Allocation
 Percentage "Pool Factor"       100.00000000%
Ending Balance                $264,837,591.63   $337,054,226.62   $64,138,589.54        $37,945,773.38
  Floating Allocation
   Percentage                  71.10%               90.48%


NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections            $2,786,686.51
Recoveries on Receivables
 Written Off                            $0.00
Investment Income                  $94,750.12

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VW CREDIT, INC. -- SERVICER                                               PAGE 4
14-OCT-96

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

SUBORDINATED AMOUNT & RESERVE FUND         CURRENT            PREVIOUS
----------------------------------         -------            --------
Available Subordination Amount
 (Previous)                                $63,719,059.01                N/A
  Required Subordination Draw Amount       $         0.00                N/A
  Reserve Fund Funds to Inv. Default
   Amount                                  $         0.00                N/A
  Excess Servicing (Previous Period)       $   907,593.64     $ 1,115,708.97
                                           --------------
(a) Available Subordinated Amount?         $64,626,652.65                N/A

(b) Available Subordinated Amount?         $43,254,766.43                N/A

Available Subordinated Amount              $57,617,132.30     $63,719,059.01

Incremental Subordinated Amount            $14,362,365.87     $19,389,246.28
  Overconcentration Amount                 $15,461,160.88     $21,089,211.01

Beginning Reserve Fund Balance             $ 1,875,000.00     $ 1,875,000.00
Reserve Fund Required Balance              $ 1,875,000.00     $ 1,875,000.00
Reserve Fund Draw                          $         0.00                N/A
Reserve Fund Required Deposit              $         0.00                N/A
Reserve Fund Deposit Amount                $         0.00                N/A
Reserve Fund Release                       $         0.00                N/A
Ending Reserve Fund Balance                $ 1,875,000.00     $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections             $ 2,975,139.21     $ 3,481,778.78
  Certificateholder Interest Collection s  $ 2,786,686.51     $ 2,978,472.84
  Subordinate Interest Collections         $   428,162.36     $   506,094.63
Investment Income                          $    94,750.12                N/A
Reserve Fund Balance                       $ 1,875,000.00     $ 1,875,000.00
                                           --------------
Total Interest  Available                  $ 5,184,598.99     $ 5,359,567.47

Interest Shortfall                         $         0.00                N/A
Additional Interest                        $         0.00                N/A
Carry-over Amount                          $         0.00                N/A
Carry-over Shortfall                       $         0.00                N/A
Additional Carry-over Shortfall            $         0.00                N/A

Monthly Servicing Fee                      $   322,029.84     $   349,469.89
Investor Monthly Servicing Fee             $   252,319.47     $   268,397.12